                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Barrett Resources Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

              Paul M. Rady, President and Chief Operating Officer
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

         Not applicable
         ----------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

         Not applicable
         ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         Not applicable
         ----------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

         Not applicable
         ----------------------------------------------------------------------

     (5) Total fee paid:

         Not applicable
         ----------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

         Not applicable
         ----------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

         Not applicable
         ----------------------------------------------------------------------

     (3) Filing Party:

         Not applicable
         ----------------------------------------------------------------------

     (4) Date Filed:

         Not applicable
         ----------------------------------------------------------------------
Notes:

                         BARRETT RESOURCES CORPORATION
                             1515 ARAPAHOE STREET
                              TOWER 3, SUITE 1000
                            DENVER, COLORADO 80202
                                (303) 572-3900

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1996

  The Annual Meeting of the stockholders of Barrett Resources Corporation (the "Company") will be held on June 5, 1996 at 9:00 a.m. (local time) at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado, for the following purposes:

    1. To elect the 12 members of the Company's Board Of Directors;

    2. To consider and vote upon a proposal recommended by the Board Of Directors to amend the Company's 1994 Stock Option Plan to increase from 400,000 to 1,000,000 the number of shares of Common Stock issuable pursuant to options granted under the 1994 Stock Option Plan;

    3. To consider and vote upon a proposal recommended by the Board Of Directors to amend the Company's Non-Discretionary Stock Option Plan to increase from 100,000 to 200,000 the number of shares of Common Stock issuable pursuant to options granted under the Non-Discretionary Stock Option Plan;

    4. To ratify the selection of Arthur Andersen LLP to serve as the Company's independent certified accountants for the fiscal year ending December 31, 1996; and

    5. To transact any other business that properly may come before the meeting.

  Only the stockholders of record as shown on the transfer books of the Company at the close of business on April 8, 1996 are entitled to notice of, and to vote at, the Stockholder Meeting.

  All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the Stockholder Meeting.

  ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE STOCKHOLDER MEETING.

                                          By the Board of Directors

                                    [SIGNATURE OF PAUL M. RADY APPEARS HERE]
                                          Paul M. Rady
                                          President and Chief Operating
                                           Officer

Denver, Colorado
April 11, 1996

                                PROXY STATEMENT
                         BARRETT RESOURCES CORPORATION
                             1515 ARAPAHOE STREET
                              TOWER 3, SUITE 1000
                            DENVER, COLORADO 80202
                                (303) 572-3900

                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1996

  This Proxy Statement is provided in connection with the solicitation of proxies by the Board Of Directors of Barrett Resources Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting Of Stockholders of the Company to be held at 9:00 a.m. (local time) on June 5, 1996 at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado or at any adjournment or postponement of the meeting. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to stockholders of the Company on or about April 15, 1996.

  The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted for each of the 12 nominees for director whose names are set forth on the proxy card, in favor of the proposal to amend the Company's 1994 Stock Option Plan (the "1994 Plan") to increase from 400,000 to 1,000,000 the number of shares of Common Stock issuable pursuant to options granted under the 1994 Plan, in favor of the proposal to amend the Company's Non-Discretionary Stock Option Plan (the "Non-Discretionary Plan") to increase from 100,000 to 200,000 the number of shares of Common Stock issuable pursuant to options granted under the Non-Discretionary Plan, and in favor of ratification of the selection of Arthur Andersen LLP as the Company's independent auditors, as described in this Proxy Statement.

  A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

  The solicitation of proxies is to be made principally by mail; however, following the original solicitation, further solicitations may be made by telephone or oral communication with stockholders of the Company. Officers, directors and employees of the Company may solicit proxies, but without compensation for such solicitation other than their regular compensation as employees of the Company. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. The Company may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. All expenses involved in preparing, assembling and mailing this Proxy Statement and the enclosed material will be paid by the Company. A majority of the issued and outstanding shares of the Company's common stock (the "Common Stock") entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders.

  Unless the context indicates otherwise, the term the "Company" or "Barrett" shall be used in the Proxy Statement to include Barrett Resources Corporation and all its subsidiaries that existed during the period of reference.

                             ELECTION OF DIRECTORS

  At the Annual Meeting, the stockholders will elect 12 members of the Board Of Directors of the Company. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and has qualified. The affirmative vote of a majority of the shares represented at the meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of Common Stock held in his or her name. In the absence of instructions to the contrary, the persons named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as Management's nominees for directors of the Company. Each of the nominees currently is a director of the Company. There is no nominating committee of the Board Of Directors.

  Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

  The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director of the Company. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees for director, including stock ownership and compensation, see "EXECUTIVE COMPENSATION", "STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS", and "CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS".

                                   POSITION WITH          EXPIRATION OF TERM  INITIAL DATE
          NAME            AGE      THE COMPANY (5)            AS DIRECTOR     AS DIRECTOR
          ----            ---  -------------------------  ------------------  ------------
William J. Barrett(3)...   67 Chief Executive Officer and Next Annual Meeting     1983
                               Chairman Of The Board
                               Of Directors
C. Robert                  61 Director                    Next Annual Meeting     1983
 Buford(1)(2)(6)........
Derrill Cody(1)(2)......   57 Director                    Next Annual Meeting     1995
James M.                   61 Director                    Next Annual Meeting     1987
 Fitzgibbons(1)(2)(4)...
Hennie L.J.M.              55 Director                    Next Annual Meeting     1985
 Gieskes(1)(2)..........
William W. Grant,          63 Director                    Next Annual Meeting     1995
 III(1).................
J. Frank Keller(3)......   52 Executive Vice President,   Next Annual Meeting     1983
                               Secretary, Chief Financial
                               Officer, and a Director
Paul M. Rady............   42 President, Chief Operating  Next Annual Meeting     1994
                               Officer, and a Director
A. Ralph Reed...........   58 Executive Vice President--  Next Annual Meeting     1990
                               Operations and a Director
James T. Rodgers (1)(2).   61 Director                    Next Annual Meeting     1993
Philippe S.E.              55 Director                    Next Annual Meeting     1985
 Schreiber(1)(2)(7).....
Harry S. Welch(2).......   72 Director                    Next Annual Meeting     1995

- --------
(1) Member of the Audit Committee of the Board Of Directors.
(2) Member of the Compensation Committee of the Board Of Directors.
(3) Mr. Keller and Mr. Barrett are brothers-in-law.
(4) Mr. Fitzgibbons served as a Director of the Company from July 1987 until October 1992. He was reelected to the Board Of Directors in January 1994.
(5) All officers are elected annually at the first Board Of Directors' meeting following the annual meeting of stockholders. The Company has four additional executive officers who are not named in the above table, Joseph
    P. Barrett, Robert W. Howard, Eugene A. Lang, Jr. and Donald H. Stevens. Mr. Joseph Barrett, 42, has served as Vice President--Land since March 1995 and as Co-Manager--Land since January 1993. Mr. Joseph Barrett is the son of William J. Barrett. The receipt by Mr. Joseph Barrett in December 1995 of a gift of shares of Common Stock that was required to be reported on an Annual Statement Of Beneficial Ownership Of Securities on Form 5 was reported late with the Securities And Exchange Commission ("SEC"). Mr. Howard, 41, has served as Senior Vice President--Finance and Treasurer since March 1992. Mr. Lang, 42, has served as Senior Vice President, General Counsel and Assistant Secretary since

    September 1995. From October 1990 until May 1994, Mr. Lang served as Vice President, Secretary and General Counsel of Plains Petroleum Company ("Plains") and from May 1994 until July 1995 he served as Senior Vice President, Secretary and General Counsel of Plains. Mr. Stevens, 43, has served as Vice President--Corporate Relations and Capital Markets since August 1992. From July 1989 until August 1992, Mr. Stevens served as Manager, Tax Planning for Kennecott Corporation, a mining company. One transaction in October 1995 required to be reported by Mr. Stevens on a Statement Of Changes In Beneficial Ownership Of Securities on Form 4 was reported late with the SEC on a Form 5, Annual Statement Of Changes In Beneficial Ownership.
(6) One transaction in July 1995 required to be reported by Mr. Buford on a Statement Of Change In Beneficial Ownership Of Securities on Form 4 was reported late with the SEC on a Form 5, Annual Statement Of Changes In Beneficial Ownership.
(7) A Statement Of Changes In Beneficial Ownership Of Securities on Form 4 with respect to one transaction by Mr. Schreiber in November 1995 was filed two days late with the SEC.

    WILLIAM J. BARRETT has been Chief Executive Officer since December 1983 and Chairman of the Board Of Directors of the Company since March 1994. Mr.
Barrett was President of the Company from December 1983 through September
1994. Mr. Barrett has been the Chairman of the Board, Chief Executive Officer, and a director of Plains since it became a wholly owned subsidiary of the Company as the result of a merger in July 1995. Mr. Barrett has also been a director of Barrett Fuels Corporation, a wholly owned subsidiary of the Company, since its formation in September 1990. From January 1979 to February 1982, Mr. Barrett was an independent oil and gas operator in the western
United States in association with Aeon Energy, a partnership composed of four sole proprietorships. From 1971 to 1978, Mr. Barrett served as Vice President--Exploration and a director of Rainbow Resources, Inc., a publicly held independent oil and gas exploration company that merged with a subsidiary of the Williams Companies in 1978. Mr. Barrett served as President,
Exploration Manager and Director for B&C Exploration from 1969 until 1971 and was chief geologist for Wolf Exploration Company, now known as Inexco Oil Co., from 1967 to 1969. He was an exploration geologist with Pan-American Petroleum Corporation from 1963 to 1966 and worked as an exploration geologist, a petroleum geologist and a stratigrapher for El Paso Natural Gas Co. at various times from 1958 to 1963. Mr. Barrett received a B.S. Degree in Geology and an M.S. Degree in Geology from Kansas State University in 1956 and 1957, respectively.

    C. ROBERT BUFORD has been a director of the Company since December 1983 and served as Chairman of the Board Of Directors from December 1983 through March 1994. Mr. Buford has been President, Chairman of the Board and controlling shareholder of Zenith Drilling Corporation ("Zenith"), Wichita, Kansas, since February 1966. Zenith is engaged in the oil and gas business and owns approximately 2.4 percent of the Company's Common Stock. Since 1993, Mr.
Buford has served as a director of Encore Energy, Inc., a wholly-owned subsidiary of Zenith engaged in the marketing of natural gas. Mr. Buford is also a member of the Board Of Directors of First Bancorp of Wichita, Kansas, a bank holding company, and Lonestar Steakhouse & Saloon, Inc., a restaurant company headquartered in Wichita, Kansas. He received a B.A. Degree in Business Administration from Oklahoma State University in 1955.

    DERRILL CODY has been a director of the Company since July 1995. From May 1990 until July 1995, Mr. Cody served as a director of Plains. Since January 1990, Mr. Cody has been an attorney in private practice in Oklahoma City, Oklahoma. From 1986 to 1990, he was Executive Vice President of Texas Eastern Corporation, and from 1987 to 1990 he was the Chief Executive Officer of Texas Eastern Pipeline Company. He has been a director of the General Partner of TEPPCO Partners, L.P. since January 1990. Mr. Cody received a B.A. Degree in History from East Central State College in 1960 and an L.L.B. from the University of Oklahoma in 1964.

    JAMES M. FITZGIBBONS has been a director of the Company since January 1994, and previously served as a director of the Company from July 1987 until October 1992. Since October 1990, Mr. Fitzgibbons has been Chairman and Chief Executive Officer of Fieldcrest Cannon, Inc., a manufacturer of home furnishing textiles. From January 1986 until October 1990, Mr. Fitzgibbons was President of Amoskeag Company in Boston, Massachusetts. Prior to 1986, he was President of Howes Leather Company, a producer of leather. Mr. Fitzgibbons is also member of the Board Of Directors of Lumber Insurance Company, American Textile Manufacturers Institute and a Trustee of Laurel Funds, a series of mutual funds. Mr. Fitzgibbons received an A.B. Degree from Harvard College in 1956.

  HENNIE L.J.M. GIESKES has been a director of the Company since November 1985. Mr. Gieskes is the Managing Director of Spaarne Compagnie N.V., a Netherlands company engaged in the investment business. From before 1976 until December 1990, Mr. Gieskes was a Managing Director of Vitol Beheer B.V., a Netherlands trading company engaged primarily in energy-related commodities. Mr. Gieskes received a law degree from the University of Amsterdam, The Netherlands, in 1968.

  WILLIAM W. GRANT, III has served as a director of the Company since July 1995. From May 1987 until July 1995, Mr. Grant served as a director of Plains. He has been an advisory director of Colorado National Bankshares, Inc. and Colorado National Bank since 1993. He was a director of Colorado National Bankshares, Inc. from 1982 to 1993 and the Chairman of the Board of Colorado National Bank of Denver from 1986 to 1993. He served as the Chairman of the Board of Colorado Capital Advisors from 1989 through 1994.

  J. FRANK KELLER has been an Executive Vice President, Secretary and a director of Barrett since December 1983 and Chief Financial Officer of the Company since July 1995. He also has been the President and a director of Barrett Fuels Corporation since its formation in September 1990. Mr. Keller has served as an Executive Vice President, the Chief Financial Officer, the Secretary, and a director of Plains since July 1995. Mr. Keller was the President and a co-founder of Myriam Corp., an architectural design and real estate development firm beginning in 1976, until it was reorganized as Barrett Energy in February 1982. Mr. Keller graduated from Kansas State University in 1967 with a B.S. Degree and received an M.B.A. Degree from Colorado State University in 1992.

  PAUL M. RADY has been President, Chief Operating Officer, and a director of the Company since September 1994. Prior to that time, Mr. Rady served as Executive Vice President--Exploration of the Company beginning February 1993. Mr. Rady has been the President, Chief Operating Officer, and a director of Plains since July 1995. From August 1990 until July 1992, Mr. Rady served as Chief Geologist for the Company, and from July 1992 until January 1993 he served as Exploration Manager for the Company. From July 1980 until August 1990, Mr. Rady served in various positions with the Denver, Colorado regional office of Amoco Production Company, the exploration and production subsidiary of Amoco Corporation. Mr. Rady was a Geologist and Geophysicist for Amoco Production Company. While with Amoco Production Company, Mr. Rady's areas of responsibility included the Rocky Mountain Basins, Utah-Wyoming Overthrust Belt, offshore Alaska, Oklahoma, particularly with respect to the Arkoma Basin, and the New Ventures Group, which concentrated on the western United States. Mr. Rady received a B.A. Degree in Geology in 1978 from Western State College of Colorado in Gunnison, Colorado, and an M.S. Degree in Geology in 1980 from Western Washington University in Bellingham, Washington.

  A. RALPH REED has been an Executive Vice President of Barrett since November 1989 and a director of Barrett since September 1990. Mr. Reed has served as Executive Vice President--Operations and a director of Plains since July 1995. From 1986 to 1989, Mr. Reed was an independent oil and natural gas operator in the mid-continent region of the United States, including the period from January 1988 to November 1989 when he acted as a consultant to Zenith Drilling Corporation. From 1982 to 1986, Mr. Reed was President and Chief Executive Officer of Cotton Petroleum Corporation, a wholly owned exploration and production subsidiary of United Energy Resources, Inc. Prior to joining Cotton Petroleum Corporation in 1980, Mr. Reed was employed by Amoco Production Company from 1962, holding various positions including Manager of International Production, Division Production Manager and Division Engineer. Mr. Reed received a B.S. Degree in Petroleum Engineering from the University of Oklahoma in 1959 and in 1975 attended the Executive School at the University of Virginia.

  JAMES T. RODGERS has been a director of the Company since November 1993. Mr. Rodgers served as the President, Chief Operating Officer and a director of Anadarko Petroleum Corporation ("Anadarko") from 1986 through 1992. Anadarko is a Houston-based oil and gas exploration and production company. Prior to 1986, Mr. Rodgers was employed in other capacities by Anadarko and Amoco Production Company. Mr. Rodgers taught Petroleum Engineering at the University of Texas in Austin in 1958 and at Texas Tech University in Lubbock from 1958 to 1961. Mr. Rodgers currently serves as a Director of Louis Dreyfus Natural Gas Corporation and as an Advisory Director for Texas Commerce Bank in Houston. Mr. Rodgers received a B.S. Degree from Louisiana State University in 1956 and an M.S. Degree from the University of Texas in 1958.

  PHILIPPE S.E. SCHREIBER has been a director of the Company since November 1985. Mr. Schreiber is an independent lawyer and business consultant who also is of counsel to the law firm of Walter, Conston, Alexander & Green, P.C. in New York, New York. Mr. Schreiber has been affiliated with that law firm as counsel or partner since August 1985. From 1988 to mid-1992, he also was the Chairman of the Board and a principal shareholder of HSE, Inc., d/b/a Manhattan Kids Limited, a privately owned corporation involved in catalogue sales of American made children's clothing in Europe. From October 1985 through June 1992, Mr. Schreiber served as a director, and from July 1990 until June 1991 as Managing Director, of Owl Creek Investments Plc, a publicly traded English oil and gas company. Mr. Schreiber received an A.B. Degree from Columbia College in 1964 and a J.D. Degree from Columbia University School of Law in 1967.

  HARRY S. WELCH has been a director of the Company since July 1995. From May 1986 until July 1995, Mr. Welch served as a director of Plains. Since August 1989, he has been an attorney in private practice in Houston, Texas. He served as Vice President and General Counsel of Texas Eastern Corporation from 1988 to July 1989. Mr. Welch received a B.B.A. Degree and an L.L.B. Degree from the University of Texas in 1947 and 1949, respectively.

COMMITTEES AND MEETINGS.

  The Board Of Directors has a Compensation Committee and an Audit Committee as well as other committees. There is no nominating or other committee performing similar functions. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits for employees of the Company. The Compensation Committee reviews and makes recommendations concerning the Company's compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. During the fiscal year ended December 31, 1995, the Compensation Committee, currently consisting of Messrs. Buford, Cody, Fitzgibbons, Gieskes, Rodgers, Schreiber, and Welch, met two times.

  The Audit Committee performs the following functions: recommending to the Board Of Directors the independent auditors to be employed; discussing the scope of the independent auditors' examination; reviewing the financial statements and the independent auditors' report; soliciting recommendations from the independent auditors regarding internal controls and other matters; establishing guidelines for the Board Of Directors to review related party transactions for potential conflicts of interest; making recommendations to the Board Of Directors; and performing other related tasks as requested by the Board. During the fiscal year ended December 31, 1995, the Audit Committee, currently consisting of Messrs. Buford, Cody, Fitzgibbons, Gieskes, Grant, Rodgers and Schreiber, met one time.

  The Board Of Directors met nine times during 1995. Also during 1995, each director participated in at least 75 percent of the aggregate of the total number meetings of the Board Of Directors and of all committees of the Board Of Directors on which each respective director served during that period.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE.

  The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company and by the four other most highly compensated executive officers whose compensation exceeded $100,000 during the year ended December 31, 1995. Beginning with the year ended December 31, 1995, the Company changed its fiscal year end from September 30 to December 31. The figures in the following table are for each of the one year periods ended December 31, 1995, 1994, and 1993.

                          SUMMARY COMPENSATION TABLE

                                                             LONG TERM COMPENSATION
                                                         --------------------------------
                                                                 AWARDS           PAYOUTS
                                                         -----------------------  -------
                                                         RESTRICTED  SECURITIES
                                            OTHER ANNUAL   STOCK     UNDERLYING    LTIP    ALL OTHER
NAME AND PRINCIPAL  FISCAL  SALARY   BONUS  COMPENSATION  AWARD(S)  OPTIONS/SARS  PAYOUTS COMPENSATION
     POSITION        YEAR   ($)(1)  ($)(2)     ($)(3)      ($)(4)      (#)(5)     ($)(6)     ($)(7)
- ------------------  ------  ------  ------  ------------ ---------- ------------  ------- ------------
William J. Barrett   1995  $200,000     -0-     -0-         -0-           -0-       -0-      $4,680
 Chief Executive     1994  $200,000 $40,000     -0-         -0-       100,000       -0-      $4,560
 Officer, and        1993  $175,000 $60,000     -0-         -0-           -0-       -0-      $4,555
 Chairman of the
 Board
Paul M. Rady         1995  $175,000     -0-     -0-         -0-           -0-       -0-      $4,680
 President, Chief    1994  $139,583 $30,000     -0-         -0-        70,000       -0-      $4,247
 Operating Officer,  1993  $100,000 $30,000     -0-         -0-           -0-       -0-      $3,060
 and a director
A. Ralph Reed        1995  $200,000     -0-     -0-         -0-           -0-       -0-      $4,680
 Executive Vice      1994  $164,583 $30,000     -0-         -0-       100,000       -0-      $4,705
 President--         1993  $135,000 $40,000     -0-         -0-           -0-       -0-      $4,110
 Operations, and a
 director
J. Frank Keller      1995  $150,000     -0-     -0-         -0-           -0-       -0-      $4,560
 Executive Vice      1994  $128,750 $25,000     -0-         -0-        55,000       -0-      $3,922
 President,          1993  $ 97,500 $31,075     -0-         -0-           -0-       -0-      $2,985
 Chief Financial
 Officer, Secretary
 and a director
William F. Wallace   1995  $211,373     -0-     -0-         -0-           -0-       -0-      $3,412
 Former Vice         1994  $ 76,993     -0-     -0-         -0-        99,030(9)    -0-      $6,900
 Chairman of the     1993       --      --      --          --            --        --          --
 Board(8)

- --------
(1) The dollar value of base salary (cash and non-cash) earned during the year indicated.
(2) The dollar value of bonus (cash and non-cash) earned during the year indicated. Although no bonuses were determined or paid in the year ended December 31, 1995, in March 1996, cash bonuses were determined by the Compensation Committee and paid by the Company based upon the Company's performance in 1995. These bonuses included $150,000 paid to William J. Barrett, $63,000 paid to Paul M. Rady, $54,000 paid to A. Ralph Reed, and $40,000 paid to J. Frank Keller. See "Compensation Committee Report On Executive Compensation--Cash Bonus Awards".
(3) During the period covered by the Table, the Company did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.
(4) During the period covered by the Table, the Company did not make any award of restricted stock, including share units.
(5) The sum of the number of shares of Common Stock to be received upon the exercise of all stock options granted. The 1994 Plan was approved by the Board Of Directors effective April 1, 1994 and was approved by stockholders at the March 16, 1995 Annual Meeting. At the March 5, 1996 meeting of the Board Of Directors, the Board approved an amendment to the 1994 Plan to increase from 400,000 to 1,000,000 the number of shares subject to the 1994 Plan. See "Option Grants Table" and "PROPOSAL TO AMEND 1994 STOCK OPTION PLAN".
(6) Except for stock option plans, the Company does not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year.

(7) All other compensation received that the Company could not properly report in any other column of the Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and the full dollar of the remainder of the premiums paid by, or on behalf of, the Company. Effective in November 1993, the Company obtained directors and officers insurance. Coverage of the named officers under this policy may be considered compensation for the named officers, although it has not been included in the table.
(8) Mr. Wallace's compensation was paid by Plains during the period from October 3, 1994 (when he first became an executive officer of Plains) through July 18, 1995 when Plains merged with a subsidiary of the Company. Mr. Wallace resigned as an officer and director of the Company effective January 11, 1996 and as an employee of the Company effective as of March 6, 1996.
(9) Consists of options to purchase 76,185 shares of common stock of Plains that became options to purchase 99,030 shares of Common Stock of the Company upon the merger of Plains with and into a subsidiary of the Company on July 18, 1995.

OPTION GRANTS TABLE.

  No grants of stock options were made during the fiscal year ended December 31, 1995 to the Company's Chief Executive Officer or the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 during the year ended December 31, 1995.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE.

  The following table sets forth information concerning each exercise of stock options during the fiscal year ended December 31, 1995 by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company whose compensation exceeded $100,000 during the year ended December 31, 1995 and the fiscal year-end value of unexercised options held by these persons:

                        AGGREGATED OPTION/SAR EXERCISES
                    FOR FISCAL YEAR ENDED DECEMBER 31, 1995
                        AND YEAR-END OPTION/SAR VALUES

                                                       NUMBER OF SECURITIES
                                                      UNDERLYING UNEXERCISED    VALUE OF UNEXERCISABLE
                                                      OPTIONS/SARS AT FISCAL   IN-THE-MONEY OPTIONS/SARS
                                  SHARES     VALUE       YEAR-END (#)(3)       AT FISCAL YEAR-END ($)(4)
                                ACQUIRED ON REALIZED  ----------------------   -------------------------
   NAME                         EXERCISE(1)  ($)(2)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                         ----------- -------- ----------- ------------- ----------- -------------
William J. Barrett                25,000    $206,875      -0-       75,000           -0-    $  997,615
  Chief Executive Officer,
  and Chairman of the Board
Paul M. Rady                      30,000    $562,500   17,499       52,501      $253,859    $  731,641
  President, Chief Operating
  Officer, and a director
A. Ralph Reed                        -0-         -0-   25,000       75,000      $339,650    $1,018,950
  Executive Vice President--
  Operations and a director
J. Frank Keller                   10,000    $202,500   13,749       41,251      $198,097    $  594,354
  Executive Vice President,
  Chief Financial Officer,
  Secretary, and a director
William F. Wallace                   -0-         -0-   29,710       69,320      $272,818    $  636,545
   Former Vice Chairman
   Of The Board Of Directors

- --------
(1) The number of shares received upon exercise of options during the fiscal year ended December 31, 1995.
(2) With respect to options exercised during the Company's fiscal year ended December 31, 1995, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.
(3) The total number of unexercised options held as of December 31, 1995, separated between those options that were exercisable and those options that were not exercisable.
(4) For all unexercised options held as of December 31, 1995, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on December 31, 1995. As required, the price used to calculate these figures was the closing sale price of the Common Stock at years end, which was $29.375 per share on December 29, 1995, the last trading day in 1995. On April 8, 1996, the closing sale price was $24.875 per share.

 Employee Retirement Plans, Long-Term Incentive Plans, And Pension Plans

  The Company has an employee retirement plan (the "401(k) Plan") that qualifies under Section 401(k) of the Internal Revenue Code Of 1986, as amended. Employees of the Company are entitled to contribute to the 401(k) Plan up to 15 percent of their respective salaries. For each pay period through March 31, 1996, the Company contributed, on behalf of each employee, 50 percent of the contribution made by that employee, up to a maximum contribution by the Company of three percent of that employee's gross salary for that pay period. Effective April 1, 1996, the Company's matching contribution increased to 100 percent of each participating employee's contribution, up to a maximum of six percent of base salary, with one-half of the match paid in cash and one-half of the match paid in the Company's Common Stock. The Company's match is subject to a vesting schedule. Benefits payable to employees upon retirement are based on the contributions made by the employee under the 401(k) Plan, the Company's matching contributions, and the performance of the 401(k) Plan's investments. Therefore, the Company cannot estimate the annual benefits that will be payable to participants in the 401(k) Plan upon retirement at normal retirement age.

  Excluding the Company's stock option plans, the Company has no long-term incentive plan to serve as incentive for performance to occur over a period longer than one fiscal year.

  Excluding the 401(k) Plan, the Company has no defined benefit or actuarial or pension plans or other retirement plans.

 Compensation Of Directors

  Standard Arrangements. Pursuant to the Company's standard arrangement for compensating directors of the Company, no compensation for serving as a director is paid to directors who also are employees of the Company, and those directors who are not also employees of the Company ("Outside Directors") receive an annual retainer of $20,000 paid in equal quarterly installments. In addition, for each Board Of Directors or committee meeting attended, each Outside Director receives a $750 meeting attendance fee, and will have options to purchase 500 shares of the Common Stock become exercisable. Effective March 5, 1996, each Outside Director receives $200 for each telephone meeting lasting more than 15 minutes. Although these options become exercisable only at the rate of 500 for each Board Of Directors meeting attended, each director will be granted options to purchase 10,000 shares at the time the person initially becomes a director. Any options that have not become exercisable at the time of termination of a director's service will expire at that time. At such time that the options to purchase all 10,000 shares have become exercisable, options to purchase an additional 10,000 shares will be granted to the director and will be subject to the restrictions on exercise. The options are granted to the Outside Directors pursuant to the Company's Non-Discretionary Stock Option Plan, and their exercise price is equal to the closing sales price for the Company's Common Stock on the date of grant. The options expire upon the later to occur of five years after the date of grant and two years after the date those options first became exercisable.

  Effective in November 1993, the Company obtained directors and officers insurance coverage. Coverage of the directors of the Company under this policy may be considered compensation for the directors.

  Other Arrangements. During the fiscal year ended December 31, 1995, no compensation was paid to directors of the Company other than pursuant to the standard compensation arrangements described in the previous section.

 Employment Contracts And Termination Of Employment And Change-In-Control Arrangements.

  The Company does not have any written employment contracts with respect to any of the executive officers named in the Summary Compensation Table except for William F. Wallace. The Company entered into a six month employment agreement with Mr. Wallace effective at the consummation of the Barrett-Plains merger. In addition, Mr. Wallace is a party to an agreement with Plains to which the Company became bound as a result of the Barrett-Plains merger. That agreement provides, among other things, that if, within three years after a "Change-In-Control" (as defined in the agreement), Mr. Wallace's employment with Plains is involuntarily terminated or is terminated by Mr. Wallace for "Good Reason", Mr. Wallace is to be paid a cash amount equal to (a) 299 percent of the higher of (i) his then annual compensation (including salary, bonuses and incentive compensation) or (ii) the highest annual compensation (including salary, bonuses and incentive compensation) paid or payable during any of the three calendar years ending with the year of his termination, plus
(b) an amount equal to any excise taxes payable by Mr. Wallace with respect to these amounts and any excise or income taxes payable by Mr. Wallace as a result of this reimbursement of excise taxes. "Good Reason" is defined as a reduction in Mr. Wallace's compensation or employment responsibilities, a required relocation outside the greater Denver, Colorado area or, generally, any conduct by Plains that renders Mr. Wallace unable to discharge his employment duties effectively. Following the cessation of Mr. Wallace's employment with the Company on March 6, 1996, the Company paid Mr. Wallace $1,024,440 in satisfaction of the Company's obligations pursuant to Mr. Wallace's employment agreement with Plains. The Company has no other compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of the employment with the Company and its subsidiaries of the executive officers named in the Summary Compensation Table or from a change-in-control of the Company or a change in such an executive officer's responsibilities following a change-in-control, except that (i) in January 1994, the Board Of Directors approved a resolution allowing all options outstanding under the Company's 1990 Stock Option Plan to become exercisable if an announcement is made concerning a business combination with the Company; and (ii) in September 1994, the Compensation Committee committed to Mr. Reed that all stock options that had been granted to him as of September 10, 1994 would become exercisable upon termination of his employment provided that he remains in the employment of the Company continuously until September 10, 1997, and further provided that the Compensation Committee, or its successor, determines as of the date of his termination that his employment performance has satisfied the Company's employment standards for executive officers.

 Compensation Committee Interlocks And Insider Participation.

  During the fiscal year ended December 31, 1995, each of C. Robert Buford, Derrill Cody, James M. Fitzgibbons, Hennie L.J.M. Gieskes, James T. Rodgers, and Philippe S.E. Schreiber served as members of the Compensation Committee of the Board Of Directors. Mr. Schreiber served as the President of Excel Energy Corporation ("Excel") prior to the 1985 merger of Excel with and into the Company, and Mr. Gieskes served as Chairman Of The Board of Excel at the time of the merger of Excel with and into the Company. No other person who served as a member of the Compensation Committee during the fiscal year ended December 31, 1995 was, during that fiscal year, an officer or employee of the Company or of any of its subsidiaries, or was formerly an officer of the Company or of any of its subsidiaries. For a description of transactions involving Mr. Buford and the Company, please see "CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS".

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION.

  Subsequent to the Barrett-Plains merger in July 1995, the Compensation Committee of the Board Of Directors has consisted of C. Robert Buford, Derrill Cody, James M. Fitzgibbons, Hennie L.J.M. Gieskes, James T. Rodgers, Philippe S.E. Schreiber, and Harry S. Welch, none of whom is an employee of the Company. Prior to the merger, the Compensation Committee consisted of Messrs. Buford, Fitzgibbons, Gieskes, Rodgers and Schreiber. The Compensation Committee sets and administers the policies that govern the annual compensation and long-term compensation of executive officers of the Company. The Compensation Committee makes all decisions concerning compensation of executive officers and awards of stock options under the Company's stock option plans, except the Non-Discretionary Plan Stock Option Plan for non-employee directors.

  Compensation Policies Toward Executive Officers. The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that relate compensation with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. The Compensation Committee attempts to achieve these objectives through a combination of base salary, incentive stock options, and cash bonus awards. To assist the Committee in its activities reported on in this report, the Compensation Committee utilized outside consultants to obtain compensation information concerning comparable companies in the oil and gas industry.

  Base Salary. Executive salaries are reviewed by the Compensation Committee on a yearly basis and are set for individual executive officers based on subjective evaluations of each individual officer's performance, the Company's performance, and a comparison to salary ranges for executives of other companies in the oil and gas industry. Through these criteria, the Compensation Committee believes that salaries may be set in a manner that is both competitive and reasonable within the Company's industry.

  Incentive Stock Options. Stock options are granted to executive officers and other employees of the Company by the Compensation Committee as a means of providing long-term incentive to the Company's employees. The Compensation Committee believes that stock options encourage increased performance by the Company's employees, including its officers, and align the interests of the Company's employees with the interests of the Company's stockholders. Decisions concerning the granting of stock options are made on the same basis, utilizing the same criteria, as decisions concerning base salary as discussed in the previous paragraph.

  Cash Bonus Awards. The Compensation Committee considers on an annual basis whether to pay cash bonuses to some or all of the Company's employees, including the Company's executive officers. The Compensation Committee undertakes considerations concerning the granting of bonuses with the objective that the Company will remain competitive in its compensation practices and be able to retain highly qualified executive officers. With respect to cash bonus awards for the fiscal year ended December 31, 1995, the Compensation Committee considered the performance of the Company, including in particular the consummation of the merger of Plains with a subsidiary of the Company, the Company's other accomplishments without regard to the merger, the relative performance of other companies in the oil and gas industry, and the prospects for the Company as a result of this performance. Based on these Company performance evaluations, the Committee then determined to give bonuses to individual executive officers based on an assessment of the contributions to the Company's performance of each individual executive officer together with a comparison of bonuses and total compensation paid to executive officers in similar positions with relatively comparable companies in the oil and gas industry. As a result of this process and these considerations and determinations, in March 1996, the Compensation Committee granted to eight executive officers, including the Chief Executive Officer, aggregate cash bonuses of $407,000 for their respective contributions to the Company during the fiscal year ended December 31, 1995.

  Employee Retirement Plan. The Company's employee retirement plan, the 401(k) Plan, was established effective April 1, 1991, and amended effective April 1, 1996, to provide an additional means of attracting and retaining qualified employees. Under the 401(k) Plan, as amended, the Company will contribute on behalf of each employee 100 percent of the contribution made by that employee, up to a maximum contribution by the Company of six percent of that employee's gross salary for a particular pay period. One-half of the Company's matching contribution is paid in cash and one-half is paid in the Company's Common Stock. The Company's match is subject to a vesting schedule. Participation in the 401(k) Plan is at the discretion of each individual employee, and the Compensation Committee is not involved in the administration of the 401(k) Plan.

  Chief Executive Officer Compensation. The compensation of the Company's Chief Executive Officer is determined in the same manner as the compensation for other executive officers of the Company as described above. As a result, the compensation of the Company's Chief Executive Officer is largely dependent upon the overall performance of the Company as well as the compensation being paid to the chief executive officers by other relatively comparable companies in the oil and gas industry. The Chief Executive Officer's long-term compensation from stock options also is largely dependent upon Company performance. The decision to pay a cash bonus to the Chief Executive Officer for the past fiscal year, and the amount of that bonus, resulted from the view of the Compensation Committee that the cash bonus was merited and justified based on the Company's overall performance and the contributions of the Chief Executive Officer to that performance, including in particular his crucial role in the consummation of the Plains merger, as well as a comparison of total compensation paid to chief executive officers of other relatively comparable companies in the oil and gas industry.

                                         Compensation Committee Of The Board
                                         Of Directors:

                                         C. Robert Buford
                                         Derrill Cody
                                         James M. Fitzgibbons
                                         Hennie L.J.M. Gieskes
                                         James T. Rodgers
                                         Philippe S.E. Schreiber
                                         Harry S. Welch

PERFORMANCE GRAPH

  The following line graph compares the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends, for
(i) the Common Stock, (ii) a peer group (the "Peer Group") of companies selected by the Company that are predominantly independent exploration and production companies with properties predominantly located in the United States, and (iii) the Standard & Poors 500 Stock Index. The companies in the Peer Group are Cabot Oil & Gas Corporation, Devon Energy Corporation, Louis Dreyfus Natural Gas Corporation, Parker & Parsley Petroleum Company, Pogo Producing Company, Seagull Energy Corporation, United Meridian Corporation, and Vintage Petroleum, Inc. The comparison shown in the graph is for the years ended December 31, 1991, 1992, 1993, 1994 and 1995. The cumulative total stockholder return on the Company's Common Stock was measured by dividing the difference between the Company's share price at both the end and at the beginning of the measurement period by the share price at the beginning of the measurement period. Because the Company did not pay dividends on its Common Stock during the measurement period, the calculation of the cumulative total stockholder return on the Common Stock did not include dividends.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                 Barrett
Measurement Period              Resources        S&P         Peer
(Fiscal Year Covered)          Corporation    500 Index     Group
- ----------------------------   -----------    ---------    -------
Measurement Point - 12/31/90     $100.00       $100.00     $100.00
FYE December 31, 1991              64.00        130.00       82.00
FYE December 31, 1992             163.00        140.00      119.00
FYE December 31, 1993             160.00        155.00      182.00
FYE December 31, 1994             315.00        157.00      156.00
FYE December 31, 1995             452.00        215.00      195.00

  In preparing the above performance graph for the five years ended December 31, 1995, the Company used two different indices for comparison to the Company's cumulative stockholder return than were used in the performance graph for the five years ended September 30, 1994 included in the Company's proxy statement for the annual meeting of stockholders held March 16, 1995. In last year's proxy statement, the Company utilized the CRSP Total Return Index For The NASDAQ Stock Market (U.S. Companies) and the Standard & Poors Natural Gas Index of 13 companies engaged in the natural gas business for the five year comparison. For the five year comparison shown above in this proxy statement, the Company selected the new indices due to the listing of the Company's Common Stock on the New York Stock Exchange and due to the merger of Plains with and into a subsidiary of the Company. The Company did not believe that the CRSP Total Return Index For The NASDAQ Stock Market (U.S. Companies) was an appropriate broad equity market index for comparison to a company whose securities are listed on the New York Stock Exchange. As a result, the Company determined to utilize the Standard & Poors 500 Stock Index as the broad equity market index to be compared to the performance of the Company's Common Stock. Because of the merger of Plains with and into a subsidiary of the Company, the Company's size was greatly increased and the Company became involved in the production of more oil than prior to the merger. The Company did not believe that a comparison of the performance of the Company's Common Stock to the Standard & Poors Natural Gas Index of 13 companies engaged in the natural gas business was appropriate. Therefore, the Company determined to utilize the Peer Group for comparison purposes. The following line graph compares the yearly percentage change in the cumulative total stockholder return, assuming reinvestment of dividends, for the Company's Common Stock to the CRSP Total Return Index For The NASDAQ Stock Market (U.S. Companies) and to the Standard & Poors Natural Gas Index of 13 companies engaged in the natural gas business in order that stockholders of the Company may compare the Company's total return with that of the indices used in last year's proxy statement. The comparison shown is for the five years ended December 31, 1991, 1992, 1993, 1994 and 1995.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                    Barrett         S&P            NASDAQ
Measurement Period                 Resources     Natural Gas  Stock Market - US
(Fiscal Year Covered)             Corporation      Index            Index
- ----------------------------      -----------    -----------  -----------------
Measurement Point - 12/31/90       $100.00        $100.00          $100.00
FYE December 31, 1991                64.00          87.00           161.00
FYE December 31, 1992               163.00          97.00           187.00
FYE December 31, 1993               160.00         115.00           215.00
FYE December 31, 1994               315.00         110.00           210.00
FYE December 31, 1995               457.00         155.00           296.00

            STOCK OWNERSHIP OF DIRECTORS AND PRINCIPAL STOCKHOLDERS

  April 8, 1996 has been fixed by the Board Of Directors of the Company as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. On April 8, 1996 there were 25,204,696 shares of Common Stock outstanding. The following table summarizes certain information as of April 8, 1996 with respect to the ownership by each director, by each executive officer named in the "Executive Compensation" section above, by all executive officers and directors as a group, and by each other person known by the Company to be the beneficial owner of more than five percent of the Common
Stock:

               NAME OF                   AMOUNT/NATURE OF     PERCENT OF CLASS
           BENEFICIAL OWNER            BENEFICIAL OWNERSHIP  BENEFICIALLY OWNED
           ----------------            --------------------  ------------------
William J. Barrett....................     383,660 Shares(1)        1.5%
C. Robert Buford......................     623,111 Shares(2)        2.5%
Derrill Cody..........................       9,560 Shares(3)           (4)
James M. Fitzgibbons..................       8,500 Shares(3)           (4)
Hennie L.J.M. Gieskes.................     896,214 Shares(3)        3.6%
William W. Grant, III.................      23,150 Shares(3)           (4)
J. Frank Keller.......................      66,195 Shares(3)           (4)
Paul M. Rady..........................      56,500 Shares(3)           (4)
A. Ralph Reed.........................      63,822 Shares(5)           (4)
James T. Rodgers......................       9,000 Shares(3)           (4)
Philippe S.E. Schreiber...............      17,007 Shares(3)           (4)
William F. Wallace(6).................         263 Shares              (4)
Harry S. Welch........................      17,300 Shares(3)           (4)
All Directors And Executive Officers
 As A Group (17 persons)..............   2,277,768 Shares(7)        8.9%
State Farm Mutual Insurance Company
 and related entities.................   2,065,233 Shares           8.2%
One State Farm Plaza
Bloomington, IL 61710
Wellington Management Company.........   1,529,700 Shares(8)        6.0%
75 State Street
Boston, MA 02109

- --------
(1) The number of shares indicated includes 5,290 shares owned by Louise K. Barrett, Mr. Barrett's wife, 230,000 shares owned by the Barrett Family L.L.L.P., a Colorado limited partnership for which Mr. Barrett and his wife are general partners and owners of an aggregate of 62.92294 percent of the partnership interests, and 49,998 shares underlying options that currently are exercisable or become exercisable within the next 60 days. Pursuant to Rule 16a-1(a)(4) under the Securities Exchange Act of 1934 (the "1934 Act"), Mr. Barrett disclaims ownership of all but 144,723 shares held by the Barrett Family L.L.L.P., which constitutes Mr. and Mrs. Barrett's proportionate share of the shares held by the Barrett Family L.L.L.P.
(2) C. Robert Buford is considered a beneficial owner of the 604,830 shares of which Zenith Drilling Corporation ("Zenith") is the record owner. Mr. Buford owns approximately 89 percent of the outstanding common stock of Zenith. The number of shares of the Company's stock indicated for Mr. Buford also includes 10,000 shares that are owned by Aguilla Corporation, which is owned by Mr. Buford's wife and adult children. Mr. Buford disclaims beneficial ownership of the shares held by Aguilla Corporation pursuant to Rule 16a-1(a)(4) under the 1934 Act. The number of shares indicated also includes 8,000 shares underlying options currently exercisable at $10.375 per share. The number of shares indicated does not include 35,000 shares issued to Mr. Buford on April 10, 1996 pursuant to the Company's acquisition, through a merger, of Grand Valley Corporation. See "CERTAIN TRANSACTIONS WITH MANAGEMENT AND PRINCIPAL STOCKHOLDERS".

(3) The number of shares indicated consists of or includes the following number of shares underlying options that currently are exercisable or that become exercisable within the next 60 days that are held by each of the following persons: Derrill Cody, 9,300; James M. Fitzgibbons, 6,500; Hennie L.J.M. Gieskes, 7,000; William W. Grant, III, 13,400; J. Frank Keller, 22,350; Paul M. Rady, 26,500; James T. Rodgers, 9,000; Philippe S.E. Schreiber, 7,000; and Harry S. Welch, 14,700.
(4) Less than one percent of the Common Stock outstanding.
(5) The number of shares indicated includes 12,500 shares owned by Mary C. Reed, Mr. Reed's wife and 35,800 shares underlying options that currently are exercisable or that become exercisable within the next 60 days.
(6) Mr. Wallace resigned as an executive officer of the Company effective January 11, 1996 and as an employee of the Company effective March 6, 1996.
(7) The number of shares indicated includes the shares owned by Zenith that are beneficially owned by Mr. Buford as described in note (2) and the aggregate of 209,548 shares underlying the options described in notes (1),
    (2), (3) and (5), an aggregate of 29,177 shares owned by four executive officers not named in the above table, an aggregate of 245 shares the beneficial ownership of which is disclaimed by the four executive officers not named in the above table, and an aggregate of 74,109 shares underlying options that currently are exercisable or that are exercisable within 60 days that are held by those four executive officers.
(8) Wellington Management Company, in its capacity as investment adviser, may be deemed the beneficial owner of these shares which are owned by numerous investment counselling clients.

                     CERTAIN TRANSACTIONS WITH MANAGEMENT
                          AND PRINCIPAL STOCKHOLDERS

  During the fiscal year ended December 31, 1995, Zenith, which until April 10, 1996 owned a working interest in many of the leases for which the Company is the operator, paid to the Company, as operator, approximately $1,062,000 as Zenith's portion of the lease operating expenses and development costs for those leases. Also as a result of its working interest in those leases, Zenith received approximately $942,000 as its share of revenues. Zenith owned working interests ranging from three to 50 percent in leases for which the Company is the operator. All terms and arrangements between Zenith and the Company with respect to these working interests are the same as those between the Company and the other working interest owners in the leases. Zenith is 89 percent owned by Mr. Buford.

  Mr. Buford also is a director of Grand Valley Corporation ("GVC"), which owns a 10.4 percent interest in the pipeline gathering system and related facilities on the Company's Grand Valley Prospect. Until acquired by the Company as described below, 10 percent of GVC was owned by Mr. Buford, and 90 percent of GVC was owned by Mr. Buford's three adult children. During the fiscal year ended December 31, 1995, GVC's proportionate share of the pipeline gathering system's expenses, not including depreciation, was approximately $148,000, and its share of the pipeline gathering system's revenues was approximately $909,000. All terms and arrangements between GVC and the Company with respect to this gathering system are the same as those between the Company and the other owners of the gathering system.

  On April 10, 1996, the Company acquired all the Piceance Basin oil and gas interests of Zenith for $2.7 million, and the Company, through a merger of GVC into a subsidiary company, acquired all the stock of GVC in exchange for 350,000 shares of the Company's Common Stock. Of these shares of the Company's Common Stock, 35,000 shares were issued to Mr. Buford. Pursuant to the respective agreements with Zenith and GVC, Zenith is responsible for all liabilities related to the interests transferred by Zenith, and the shareholders of GVC are responsible for certain liabilities related to GVC, that accrue on or before March 1, 1996 and the Company is responsible for liabilities accruing after March 1, 1996.

  The terms of these transactions were negotiated with Zenith and GVC by a Special Committee of the Board of Directors of the Company consisting of William W. Grant, III, James T. Rodgers, Philippe S.E. Schreiber, and Harry S. Welch, each of whom is an outside director. The Company obtained an opinion from an investment banking firm that the terms of these transactions are fair to the Company. As indicated above, 10 percent of GVC was owned by Mr. Buford and 90 percent of GVC was owned by Mr. Buford's three adult children, and Zenith is 89 percent owned by Mr. Buford.

                   PROPOSAL TO AMEND 1994 STOCK OPTION PLAN

  The Compensation Committee of the Board Of Directors has adopted, subject to stockholder approval, an amendment to the Company's 1994 Stock Option Plan (the "1994 Plan") to increase from 400,000 to 1,000,000 the number of shares of Common Stock issuable pursuant to options granted under the 1994 Plan. Other than this increase in the number of shares subject to the 1994 Plan, there are no additional amendments to the 1994 Plan. The Options granted pursuant to the 1994 Plan may be either Incentive Options or Non-Qualified Options. The 1994 Plan is intended to provide incentives to key employees and other persons who have or are contributing to the success of the Company by offering them Options to purchase shares of the Company's Common Stock. The effect of the increase in the number of shares issuable upon the exercise of options granted under the 1994 Plan is to allow the Company to grant more options from time to time and thereby augment its program of providing incentives to employees. The terms of the 1994 Plan concerning Incentive Options and Non-Qualified Options are substantially the same except that only employees of the Company or its subsidiaries are eligible for Incentive Options and employees and other persons are eligible for Non-Qualified Options. The number of Options authorized is a maximum aggregate so that the number of Incentive Options granted reduces the number of Non-Qualified Options that may be granted. There currently are approximately 130 employees eligible to receive Incentive Options and an unspecified number of persons eligible to receive Non-Qualified Options.

  Grants of options under the 1994 Plan prior to its amendment are disclosed in this proxy statement under the heading "EXECUTIVE COMPENSATION: Option Grants Table". Grants of options under the 1994 Plan after its amendment, which are subject to the stockholders' approval of the amendment, are disclosed below under the heading "New Plan Benefits."

  The 1994 Plan is administered by the Option Committee, which may consist of either (i) the Company's Board Of Directors, or (ii) a committee, appointed by the Board Of Directors, of two or more directors who have not received grants or awards under any discretionary plan of the Company for at least one year, except for grants pursuant to a formula plan such as the Company's Non-Discretionary Stock Option Plan, and certain other exceptions. However, unless determined otherwise by the Board, grants of Options to officers or to directors may be made only by an Option Committee consisting of either (i) the Board Of Directors if each of the Directors is not eligible, and shall not have been eligible during the preceding year, to receive Options under the 1994 Plan or under any other stock plan of the Company, or (ii) a committee, appointed by the Board, consisting of two or more directors, none of whom is eligible, nor shall have been eligible during the preceding year, to receive Options under the 1994 Plan or under any other stock plan of the Company other than a formula plan, such as the Company's Non-Discretionary Stock Option Plan, and certain other plans. The Option Committee has discretion to select the persons to whom Options will be granted ("Optionees"), the number of shares to be granted, the term of each Option and the exercise price of each Option. However, no Option may be exercisable more than 10 years after the granting of the Option, and no Options may be granted under the 1994 Plan after March 31, 2004.

  The exercise price of Options granted cannot be less than the fair market value of the underlying Common Stock on the date the Options were granted. In addition, the aggregate fair market value (determined as of the date an Option is granted) of the Common Stock underlying the Options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Internal Revenue Code for incentive stock options. This amount currently is $100,000. No Incentive Option may be granted to an employee who, at the time the Option would be granted, owns more than ten percent of the outstanding stock of the Company unless the exercise price of the Options granted to the employee is at least 110 percent of the fair market value of the stock subject to the Option and the Option is not exercisable more than five years from the date of grant.

  Options granted pursuant to the 1994 Plan are not transferable during the Optionee's lifetime. Subject to the other terms of the 1994 Plan, the Option Committee has discretion to provide vesting requirements and specific expiration provisions with respect to the Options granted.

  It currently is anticipated that the exercise of the Options will be covered by an effective registration statement, which will enable an Optionee exercising Options to receive unrestricted stock that may be transferred or sold in the open market unless the Optionee is a director, executive officer or otherwise an "affiliate" of the Company. In the case of a director, executive officer or other affiliate, the Common Stock acquired through exercise of the Options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It also is anticipated that sales by affiliates will be covered by an effective registration statement.

  In the event a change, such as a stock split, is made in the Company's capitalization which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding Option. In the event of a stock dividend, each Optionee shall be entitled to receive, upon exercise of the Option, the equivalent of any stock dividend that the Optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The Option Committee also may make provisions for adjusting the number of shares subject to outstanding Options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.

  The Option Committee may at any time terminate the 1994 Plan or make such amendments or modifications to the 1994 Plan that the Option Committee deems advisable.

  The Incentive Options issuable under the 1994 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). All references to the tax treatment of the Options are under the Code as currently in effect. Pursuant to Section 422 of the Code, Optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an Incentive Option. In addition, provided that the stock underlying the Option is not sold less than two years after the grant of the Option and is not sold less than one year after the exercise of the Option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An Optionee also may be subject to the alternative minimum tax upon exercise of his Options. The Company will not be entitled to receive any income tax deductions with respect to the granting or exercise of Incentive Options or the sale of the Common Stock underlying the Options.

  Non-Qualified Options will not qualify for the special tax benefits given to Incentive Options under Section 422 of the Code. An Optionee does not recognize any taxable income at the time he is granted a Non-Qualified Option. However, upon exercise of the Option, the Optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the Optionee will be treated as wages and will be subject to income tax withholding by the Company. Upon an Optionee's sale of shares acquired pursuant to the exercise of a Non-Qualified Option, any difference between the sale price and the fair market value of the shares on the date when the Option was exercised will be treated as long-term or short-term capital gain or loss. Upon an Optionee's exercise of a Non-Qualified Option, the Company will be entitled to a tax deduction in the amount recognized as ordinary income to the Optionee provided that the Company effects withholding with respect to the deemed compensation.

  There currently are options to purchase 244,850 shares of Common Stock outstanding under the 1994 Plan. The Option Committee may grant additional options to purchase 148,500 shares pursuant to the 1994 Plan. There also are options to purchase 381,150 shares of Common Stock outstanding under the Company's 1990 Plan and no additional options may be granted under the 1990 Plan.

  In March 1996, the Company granted options pursuant to the 1994 Plan that are conditioned upon the Company's stockholders approving the amendment to increase to 1,000,000 the number of shares under the 1994 Plan. If the stockholders do not approve the amendment to the 1994 Plan prior to March 4, 1997, these options will be void. The following table sets forth information concerning these conditional grants of stock options made pursuant to the 1994 Plan to the Company's Chief Executive Officer and each other executive officer of the Company whose total salary and bonus exceeded $100,000 in the fiscal year ended December 31, 1995, to all current executive officers of the Company as a group, to each other person who received five percent of such options, and to all employees, including all current officers who are not executive officers, as a group. No grants of options were made to any current directors who are not executive officers, or to the associate of any director or executive officer.

PAGE>

                               NEW PLAN BENEFITS

                            1994 STOCK OPTION PLAN

                                                 AGGREGATE
                                               EXERCISE PRICE  NUMBER OF SHARES
              NAME AND POSITION                OF OPTIONS($)* UNDERLYING OPTIONS
              -----------------                -------------- ------------------
William J. Barrett, Chief Executive Officer      $2,312,500        100,000
 and Chairman Of The Board
Paul M. Rady, President, Chief Operating         $1,202,500         52,000
 Officer, and a director
A. Ralph Reed, Executive Vice President--        $  925,000         40,000
 Operations, and a director
J. Frank Keller, Executive Vice President,       $  444,000         19,200
 Chief Financial Officer, Secretary, and a
 director
All Current Executive Officers As A Group        $5,365,000        232,000
 (Eight Persons)
All Employees As A Group (Excluding Executive    $1,054,500         45,600
 Officers; Five Persons)

- --------
 *The dollar value shown is the aggregate exercise price of all options granted to the person or group indicated.

  The closing sale price of the Company's Common Stock, as quoted on the New York Stock Exchange, at the close of business on April 8, 1996 was $24.875.

  The approval of holders of shares representing a majority of the votes represented at the Annual Meeting will be necessary to amend the 1994 Plan.

  THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE 1994 PLAN.

             PROPOSAL TO AMEND NON-DISCRETIONARY STOCK OPTION PLAN

  The Board Of Directors has adopted, subject to stockholder approval, an amendment to the Company's Non-Discretionary Stock Option Plan to increase from 100,000 to 200,000 the number of shares of Common Stock issuable pursuant to options granted under the Non-Discretionary Stock Option Plan. Other than this increase in the number of shares subject to the Non-Discretionary Stock Option Plan, there are no additional amendments to this Plan. The Non-Discretionary Stock Option Plan is intended to reward non-employee directors for their participation and contributions to the Company. The effect of the increase in the number of shares issuable upon the exercise of options granted under the Non-Discretionary Stock Option Plan is to allow the Company to grant more options from time to time and thereby augment its program of providing incentives to non-employee directors. There currently are seven non-employee directors eligible to receive options pursuant to the Non-Discretionary Stock Option Plan.

  The Non-Discretionary Stock Option Plan provides that, upon inception of the Plan, the Company would grant options to purchase 10,000 shares to each non-employee director of the Company. Thereafter, at such time as a person becomes a non-employee director of the Company, the Company will grant that person options to purchase 10,000 shares of the Company's Common Stock. The options become exercisable with respect to 500 shares for each Board Of Directors' meeting the director attends or has attended after the date of grant. The exercise price for the options shall be the fair market value of the Company's Common Stock on the date the options are granted. Shares acquired upon exercise of these options cannot be sold for six months following the date of grant.

  If not previously exercised, the options expire upon the later to occur of five years after the date of grant and two years after the date those options first became exercisable. The options also expire 90 days after the optionholder ceases to be a director of the Company. At such time as all 10,000 options granted to a director either have become exercisable or have expired, and the director continues to serve as a director, the director would be granted new options to purchase 10,000 shares at an exercise price equal to the fair market value of the Common Stock on the date of the new grant. These new options shall become exercisable with respect to 500 shares for each directors' meeting attended after the date of grant and upon the same terms and conditions as the previous options.

  Options granted pursuant to the Non-Discretionary Stock Option Plan will not qualify for special tax benefits given to incentive stock options under
Section 422 of the Internal Revenue Code.

  Options granted pursuant to the Non-Discretionary Stock Option Plan are not transferable during the optionee's lifetime other than by will, by the laws of descent and distribution, or by a court order in a domestic relations proceeding. The Options are exercisable during the optionee's lifetime only by him or by the optionee's guardian or legal representative.

  In the event a change, such as a stock split, is made in the Company's Common Stock which results in an exchange or other adjustment of each share of Common Stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding option. In the event of a stock dividend, each optionee shall be entitled to receive, upon exercise of the option, the equivalent of any stock dividend that the optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The Company also may make provisions for adjusting the number of shares subject to outstanding options in the event the Company effects one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of the Company's outstanding Common Stock.

  There are options to purchase 90,000 shares of Common Stock outstanding under the Non-Discretionary Stock Option Plan and options to purchase an additional 10,000 shares may be granted. See "EXECUTIVE COMPENSATION:
Compensation Of Directors" for information concerning options granted to non-employee directors of the Company. Although there is no present plan to grant additional options pursuant to the Non-Discretionary Stock Option Plan to any particular non-employee directors, pursuant to the terms of the Non-Discretionary Stock Option Plan, each non-employee director automatically will receive options to purchase an additional 10,000 shares at such time that all the options previously granted to that non-employee director become exercisable. It is anticipated that Messrs. Rodgers, Buford and Gieskes each will be entitled to receive grants of additional options to purchase 10,000 shares of Common Stock during 1997 assuming that each attends all meetings of the Board scheduled through that time. Because options to purchase only 10,000 shares remain to be granted pursuant to the Non-Discretionary Stock Option Plan, these options may not be granted unless the amendment to the Non-Discretionary Stock Option Plan is approved by stockholders.

  The closing sale price of the Company's Common Stock, as quoted on the New York Stock Exchange at the close of business on April 8, 1996, was $24.875 per share.

  The approval of holders of shares representing a majority of the votes represented at the Annual Meeting will be necessary to amend the Non-Discretionary Stock Option Plan.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE NON-DISCRETIONARY STOCK OPTION PLAN.

                      PROPOSAL TO RATIFY THE SELECTION OF
                        ARTHUR ANDERSEN LLP AS AUDITORS

  The Board Of Directors recommends that the stockholders of the Company vote in favor of ratifying the selection of the certified public accounting firm of Arthur Andersen LLP of Denver, Colorado as the auditors who will continue to audit financial statements, review tax returns, and perform other accounting and consulting services for the Company for the fiscal year ending December 31, 1996 or until the Board Of Directors, in its discretion, replaces them. Arthur Andersen LLP has audited the Company's financial statements since the fiscal year ended September 30, 1992.

  An affirmative vote of the majority of shares represented at the meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board Of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Arthur Andersen LLP. It is expected that one or more representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

                                OTHER BUSINESS

  The Board Of Directors of the Company is not aware of any other matters that are to be presented at the Annual Meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the Annual Meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                               VOTING PROCEDURES

  Votes at the Annual Meeting of Stockholders are counted by Inspectors of Election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, including the election of directors, unless a different number of votes is required by statute or the Company's Certificate Of Incorporation. Abstentions by those present at the meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the name of brokers that are not voted are treated as not present.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS

  In order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the Company's next Annual Meeting Of Stockholders following the end of the Company's 1996 fiscal year, proposals by individual stockholders must be received by the Company no later than December 5, 1996.

                     AVAILABILITY OF REPORTS ON FORM 10-K

  UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995, TO ANY OF THE COMPANY'S STOCKHOLDERS OF RECORD OR TO ANY STOCKHOLDER WHO OWNS THE COMPANY'S COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER AS NOMINEE, AT

THE CLOSE OF BUSINESS ON APRIL 8, 1996. ANY REQUEST FOR A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K SHOULD BE MAILED TO THE SECRETARY, BARRETT RESOURCES CORPORATION, 1515 ARAPAHOE STREET, TOWER 3, SUITE 1000, DENVER, COLORADO 80202, (303) 572-3900.

  This Notice and Proxy Statement are sent by order of the Board Of Directors.

                             [SIGNATURE OF PAUL M. RADY APPEARS HERE]
                                          Paul M. Rady
                                          President and Chief Operating
                                           Officer

Dated: April 11, 1996

                                  DETACH HERE

                   For the Annual meeting of Stockholders of
                         BARRETT RESOURCES CORPORATION
              Proxy Solicited on Behalf of the Board of Directors

P
R       The undersigned hereby appoints Paul M. Rady and J. Frank Keller, or
O    either of them, as proxies with full power of substitution to vote all
X    the shares of the undersigned with all of the powers which the undersigned
Y would possess if personally present at the Annual meeting of Stockholders of Barrett Resources Corporation (the "Corporation"), to be held at 9:00 A.M. on June 5, 1996, at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado, or any adjournments thereof, on the following matters set forth on the reverse side.
                                                                     SEE REVERSE
                                                                        SIDE

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[LOGO OF BARRETT RESOURCES APPEARS HERE]

- --------------------------------------------------------------------------------
                              THIS IS YOUR PROXY.
                            YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can ensure your shares are represented at the Meeting by promptly completing and returning your proxy (attached below) in the enclosed envelope. Thank you for your attention to this important matter.
- --------------------------------------------------------------------------------

                                  DETACH HERE
[X] Please mark
    votes as in
    this example.

    UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1, 2, 3, AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF BARRETT RESOURCES CORPORATION.

    1. ELECTION OF DIRECTORS                                                                      FOR     AGAINST     ABSTAIN
    NOMINEES: William J. Barrett, C. Robert Buford, Derrill Cody,     2. Proposal to amend the    [ ]       [ ]         [ ]
    James M. Fitzgibbons, Hennie L.J.M. Gieskes, William W.              Corporations 1994 Stock Option Plan.
    Grant, III, J. Frank Keller, Paul M. Rady, A. Ralph Reed,         3. Proposal to amend the    [ ]       [ ]         [ ]
    James T. Rodgers, Philippe S.E. Schreiber, Harry S. Welch            Corporation's Non-Discretionary Stock Option Plan.
       [ ] FOR                  [ ] WITHHELD                          4. Proposal to ratify the   [ ]       [ ]         [ ]
           ALL                      FROM ALL                             the selection by the Board of Directors of
           NOMINEES                 NOMINEES                             Arthur Andersen LLP as the independent certified
                                                                         accountants for the Corporation for the fiscal year
                                                  MARK HERE   [ ]        ending December 31, 1996.
                                                  FOR ADDRESS         5. In their discretion, the proxies are authorized to vote
                                                  CHANGE AND             upon such other business as may properly come before the
                                                  NOTE BELOW             meeting.
       [ ] __________________________________                         EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE,
       For all nominees except as noted above                         SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.
                                                                      (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.)

Signature:_______________________ Date:___________ Signature:__________________________ Date:____________